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                                        LEASE

    THIS LEASE is made at Santa Cruz, California, as of the first day of November, 1991, between SCOTTS VALLEY PARTNERS, a California general partnership, (herein called "Landlord") and COAST COMMERCIAL BANK, (herein called "Tenant").

                                     WITNESSETH:

    That Landlord hereby leases to Tenant, the Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain Premises located on Landlord's real property which is situated at 203 Mt. Hermon Road, City of Scotts Valley, Santa Cruz County, California, which real property is more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (herein called Landlord's Real Property). The Premises consist of approximately 3420 square feet and are shown on that certain diagram attached hereto, marked Exhibit "B", and incorporated herein by this reference. Prior to commencement of the Lease term Landlord shall install the HVAC mechanical equipment on the roof, and make all other roof penetrations required for the completion of the tenant improvements. Landlord shall pay for the cost of such mechanical equipment and installation up to a maximum of $5,000.00, Tenant shall be responsible for the balance of this and all other costs of tenant improvements.

    1. TERM. The term of this Lease shall be five (5) years and shall commence on the April 1, 1992 (the "Commencement Date").

         If Tenant, with Landlord's consent, takes possession of the Premises prior to the Commencement Date, Tenant shall do so subject to all of the terms and conditions of this Lease, except the obligation to pay rent for the period prior to the Commencement Date. The initial term of this Lease shall end five
(5) years from the date of commencement.

         Provided Lessee is not in default of any of the terms of this Lease, than it shall have three (3) options to extend the term of this lease for additional five (5) year periods, ("The Option Periods"). Lessee shall give Lessor written notice no less than six (6) months prior to the expiration of the term, (or Option period) of its intent to exercise the option.

         Rent for the First Option Period: Rental for the first Option period (years six through ten) shall be adjusted according to the provisions of Paragraph 2.B, with the sixth year of the term being increased by the CPI over the fifth year.

         Rent for the first year of the second and third Option periods shall be an amount equal to the "fair market monthly rent" as hereinafter determined for similar buildings in the City of Scotts Valley, (years 11 and 16 shall be adjusted to market). In no event shall the monthly rent be less than for the prior year.



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         The rent for years following each year the rent is adjusted to market shall be adjusted as outlined in paragraph 2.b and in no event shall the rent be less than the rent for the prior year.

         The procedure for establishing the Rent for the first year of the second and third Option periods shall be as follows.

         A. During the thirty (30) day period following receipt of Lessee's notice of extension (the "negotiation Period"), Lessor and Lessee shall use their best efforts to agree on the fair market rent for the Premises for the first year of the Option period.

         B. If the parties are unable to agree on the fair market rent within the Negotiation Period, then within ten (10) days after the expiration of that period each party shall, at its cost and by written notice to the other party, appoint a real estate appraiser with at least five years full time commercial real estate appraisal experience in Santa Cruz County. Each appraiser selected by a party pursuant to the provisions hereof shall be impartial and unrelated, professionally or otherwise, to either of the parties hereto. If either party fails to appoint an appraiser and give written notice of such appointment to the other party within said ten (10) day period, the single appraiser shall alone establish, by written notice to the parties within (30) days of being appointed, the fair market monthly rent for the first year of that Option period. If both parties appoint appraisers, the two appraisers shall promptly meet and attempt to agree on the fair market monthly rent. If the two appraisers agree on the fair market monthly rent, such amount shall be binding on the parties hereto and shall be the monthly Rent for the first year of that Option period.

         C. If the two appraisers are unable to agree on the fair market monthly rent within thirty (30) days after the second appraiser has been appointed, they shall elect a third appraiser meeting the above stated qualifications within then (10) days after the expiration of said thirty (30) day period. If they are unable to agree on the third appraiser, either of the parties of this Lease by giving ten (10) days written notice to the other party, may apply to the presiding judge of the Superior Court of Santa Cruz County to select a third appraiser who meets the qualifications stated in subparagraph (B). The third appraiser, however selected, shall not have acted in any capacity for either party. Each of the Parties shall bear one-half of the cost of the third appraiser.

         D. Within thirty (30) days after the selection of the third appraiser, the fair market monthly rent, and the monthly Rent for the first year of the Option period shall be determined by a majority of appraisers in accordance with the provisions of paragraph (a) above. If the majority of appraisers are



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         unable to agree within the stipulated period of time, the fair market monthly rent for the first year of the Option period shall be the average of the three (3) appraisals; provided, however, that if any appraisal differs from the median appraisal by an amount equal to or more than ten percent (10%) of such median appraisal, that appraisal shall be disregarded, and the average of the remaining appraisals (or the remaining appraisal) shall be the monthly rent for the Second Extended Term.

    2.   RENT.

         A. Tenant shall pay to Landlord as minimum monthly base rent, without deduction, set-off, prior notice, or demand, the sum of Four Thousand One Hundred and four dollars ($4,104.00) per month ($1.20 per square foot NNN) in advance, which sum is subject to possible adjustment as provided in subsection
(B) of this section, on the first day of the month, commencing on the date the term commences, and continuing throughout the term, except as provided by the following Paragraph:

         Minimum monthly rent for the first month or portion of it shall be paid on the day the term commences. In the event Tenant has not completed its tenant improvements as of April 1, 1992, than it shall pay 1/2 the base monthly rental until the improvements are completed, or June 1, 1992, whichever event occurs sooner. In the event the improvements are completed "mid-month" than the rental for that month shall be prorated with a charge for those days the improvements were not completed of $68.40 and the days of completed improvements $136.80. Operating expenses are due when the term commences without setoff. All rent shall be paid to Landlord at the address to which notices to Landlord are given.

         B. The minimum monthly rent provided for in subsection (A) shall be subject to adjustment at the commencement of the second year of the term and each year thereafter (the adjustment date) as follows:

         The base for computing the adjustment is the Consumer Price Index for All Urban Consumers (base year 1982-84 = 100) for San Francisco-
Oakland, California, published by the United States Department of Labor, Bureau of Labor Statistics (Index), which is published for the date nearest the date of commencement of the term (Beginning Index). If the Index published nearest the adjustment date (Extension Index) has increased over the Beginning Index, the minimum monthly rent for the following year (until the next rent adjustment) shall be set by multiplying the minimum monthly rent set forth in subsection (A) by a faction, the numerator of which is the extension index and the denominator of which is the Beginning Index. In no case shall the minimum monthly rent be less than the minimum monthly rent set for the in subsection (A). On adjustment of the minimum monthly rent as provided in this lease, the parties shall immediately execute an amendment to the lease stating the new minimum monthly rent.



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         If the Index is changed so that the base year differs from that used as the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index has not been discontinued or revised.

    3. LATE PAYMENT. In the event that any monthly payment is delinquent for a period of ten (10) days or more, Tenant shall pay to Landlord as and for a late payment the sum of 5% of the delinquent monthly rental payment, which shall be payable with the delinquent monthly rental payment.

    4. SECURITY DEPOSIT. Tenant hereby deposits with Landlord the sum of Ten thousand five hundred sixty dollars, ($10,560.00) as security for the full and faithful performance of each and every provision of this Lease to be performed by Tenant. Landlord shall not be required to keep this security deposit separate from its general funds in a trust account, and Tenant shall not be entitled to any interest on such deposit.

If Tenant defaults with respect to any provisions of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any delinquent rent or other sum in default, or for the payment of any other amount which landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which landlord may suffer by reason of Tenant's default. If any portion of this security deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenants failure to do so shall be a material breach of this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit shall be returned to tenant within thirty (30) days from the date of expiration of the Lease term, or any extension thereof

In the event of Landlords termination of Landlords interest in this Lease, Landlord shall transfer said deposit to Landlords successor in interest whereupon Landlord shall automatically be released from liability for the return of such deposit or the accounting therefor.

    5. TAX ON THE PREMISES. Except for the following real property taxes and assessments that are levied against the Common Areas which is covered in Paragraph "Common Area", below, Tenant hereby agrees to be responsible for and pay to Landlord the following percentages of any and all real property taxes and assessments levied by the City of Scotts Valley and the County of Santa Cruz or any other governmental agency



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against Landlord's real property and improvements thereon as described in
Exhibit "A" attached hereto, during the term of this Lease, including extensions:

         100% of Taxes and Assessments Levied for Tenant's improvements.

         6.2% of Taxes and Assessments Levied for Land and other Improvements.

         Tenant's pro rata share of said real property taxes and assessments shall be payable in advance on the first day of each month in an equal to one twelfth (1/12) of the total of such real property taxes and assessments reasonably estimated by Landlord to be payable during the calendar year in which such month falls, multiplied by tenant's pro rata share. Within ninety (90) days after the end of each calendar year, Landlord will give to Tenant a written statement of the actual real property taxes and assessments during the preceding calendar year. Within ten (10) days after said statement is given, an adjustment will be made by payment to Landlord or to Tenant as the case may require so that Tenant shall have paid its pro rata share of the real property taxes and assessments actually assessed and no more. Notwithstanding the above, Tenant shall be solely responsible for the payment of any increase in real property taxes arising out of Tenant's leasehold improvements, whether or not of a permanent nature.

         Tenant has represented to Landlord that it is exempt from personal property taxes. In the event any agency of the government assesses Tenant for personal property taxes, it shall be the duty of Tenant to either pay the taxes or resolve the issue to the satisfaction of all parties. If this Lease expires prior to the determination of the amount of such taxes and assessments for the last fiscal year in which the Lease expiration occurs, Tenant shall nevertheless promptly pay such percentage following proper notice from Landlord appropriately prorated for the portion of the Lease term that falls within such last fiscal year.

         6. TAX ON TENANT'S PROPERTY. Tenant shall be liable for all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, and if Landlord pays same, which Landlord shall have the right to do regardless of the validity of such levy, or if the assessed value of Landlord's Premises in increased by the inclusion therein of the value placed upon such personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, Tenant, upon demand shall, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment.

         Tenant shall be responsible for payment of any business, gross receipts or similar tax or charge and any penalties or interest thereon imposed by any governmental agency that arises as a result of Tenant's use of the Premises. Tenant shall not be



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responsible for the payment of any taxes levied on Landlord's business such as income, excess profits, franchise, capital, or stock tax.

         7. USE. The Premises are to be used for the operation of a Commercial Bank. The business conducted by the Tenant on the Premises shall be of a character and nature that will not be detrimental to the value of the real property. No use shall be made or permitted to be made of the Premises, nor acts done in or about the Premises, which will in any way conflict with any law, ordinance, rule or regulation affecting the occupancy or use of the Premises, which are or may hereafter be enacted or promulgated by any public authority, or which will increase the existing rate of insurance upon the building as of the Commencement Date or cause a cancellation of any insurance policy covering Landlord's real property described in Exhibit "A", attached hereto. Should the rate of insurance increase through any use conducted by Tenant on the Premises, Tenant shall have the right to pay the increased premium.

         8.a: COMMON AREA. Certain areas have been or will be constructed by Landlord within Landlord's Real Property for the general use, convenience and benefit of the occupants of the buildings located thereon and their customers and employees, including the automobile parking areas, sidewalks, landscaped areas and other areas for pedestrian and vehicular use (herein called the "Common Area"). Except as may be limited herein, Tenant shall have the nonexclusive right for itself and for its customers, invites, employees, contractors, subtenants and licensees to use the Common Area in common with Landlord and other persons permitted to use the same for parking of vehicles and for vehicular and pedestrian ingress, egress and access.

         The Common Area, and all improvements and facilities situated thereon and required in connection therewith, shall be maintained by Landlord or its designee. Tenant shall pay six and 2/10s percent (6.2%) of those certain costs paid and incurred in connection with the operating, management, maintenance and repair of the Common Area as provided below.

         Landlord shall, at or about the time that Tenant's obligation to pay rent commences and from time to time thereafter, submit to Tenant an estimate of the monthly payments required to discharge Tenant's obligations with respect to payment of its share of Common Area Expenses pursuant to this paragraph. Landlord shall, no more than annually, revise such estimate in the event that the then current estimate is not reasonably related to actual amounts then payable by Tenant hereunder. Tenant shall pay such estimated amounts to Landlord on the first day of each calendar month during the term. Adjustments shall be made by Landlord within sixty (60) days after the end of each calendar year, so that if the total of such estimated amounts paid by Tenant during such year exceeds the actual amounts payable by Tenant during such year, Landlord shall pay such overages to Tenant forthwith at the time such adjustment is made. Failure of Tenant to pay when due any of the charges required by this paragraph to be paid shall constitute a default the same as a failure to pay rent when due.



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         Common Area Expenses incurred in connection with the operation and maintenance of the Common Area shall include, but are not limited to, all sums expended in connection with Common Area for all general maintenance and repairs, resurfacing or painting, restriping, cleaning, sweeping and janitorial services; maintenance and repair of sidewalks, curbs and signs; sprinkler systems, planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems and lighting systems; management and personnel to implement such services (including administrative, bookkeeping, clerical and similar office staff) including, if Landlord deems necessary, the cost of security guards; real and personal property taxes and assessments on the improvements and land comprising the Common Area; fees, charges, assessments, payments and other amounts of any kind or nature levied or collected by any governmental agency for the use or operation of the Common Area; premiums for public liability, casualty and other insurance on the Common Area; provided, however, that notwithstanding anything to the contrary contained herein, Common area expenses shall exclude any costs for items that are capitalized by Landlord, executive salaries, depreciation and interest, legal fees, leasing commissions, costs to correct original construction defects in the improvements and property (excluding Tenants Improvements other than the equipment requiring roof penetrations). Tenant shall have no liability for payment of roof repairs other than for normal wear and tear. Tenant shall be responsible for reimbursement to Landlord of expenses related to the maintenance of the HVAC equipment, including maintenance contracts and roof repairs required after one year from commencement.

         Subject to the following qualifications, Landlord shall also have the right to establish from, time to time, change alter and amend, and to enforce against Tenant and the users of the automobile parking areas, such reasonable rules and regulations as may be deemed necessary or advisable for the proper and efficient operation and maintenance of said automobile parking areas. Such rules and regulations may include the hours during which the automobile parking areas shall be open for use, and designated parking areas for employees of Tenant. Landlord shall not restrict use of parking areas in any manner which conflicts with normal business hours of the type of business being conducted by Tenant on the Premises. Tenant shall have the right to identify and so mark, with Landlord's consent which shall not be unreasonably withheld, up to ten parking spaces as being exclusively for Tenants clients and employees use. Landlord shall have no liability to enforce parking space use of the spaces identified be Tenant as being for the exclusive use of Tenants clients and employees.

         8.b: COMMON AREA AND TENANTS SHARE: Notwithstanding anything to the contrary contained in this Lease, tenant shall be responsible for 100% of the expenses, including property taxes, that can be directly related to Tenants portion of the building and project. Landlord, or Landlord's agents, shall make its best efforts to isolate expenses incurred by the building of which the premises are a part and then bill Tenant according to its percentage of occupancy of the building. Expenses that cannot be directly related to the building, shall be billed to Tenant in accordance with Tenants portion of the total project.



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In the event Landlord sells or separates a portion of the project, Landlord and tenant agree to execute an addendum to this Lease setting forth the new percentages of Property taxes and other common area expenses Tenant is responsible for.

         9. EXISTING CONDITIONS. Tenant is aware that subject building is existing in a shell form. Tenant has examined the building and as-built drawings and accepts subject building in its present form. Landlord agrees to install a demising wall to secure the premises from the balance of the premises. This wall shall be a one hour fire wall. Landlord will assist Tenant, Tenants architect and/or Tenants general contractor with locations of utility stubs. Landlord shall also make all roof penetrations, and install the heating, ventilation air conditioning equipment on the roof Landlord shall pay for such HVAC equipment and corresponding work on roof, up to a maximum of $5,000.00.

         10. ASSIGNMENT AND SUBLETTING: Tenant shall not voluntarily assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof, without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld provided:

         (a) The proposed assignee or subtenant is financially capable to fully perform all of the terms, covenants, conditions to be performed by Tenant herein;
         (b) That each and every covenant, condition or obligation imposed upon Tenant by this Lease, and each and every right, remedy or benefit afforded Landlord by this Lease is not thereby materially impaired or diminished;
         (c) Tenant remains liable for performance of each and every obligation under this Lease to be performed by Tenant;
         (d) As to subletting, Landlord shall receive 50% of the gross rent in excess of the gross rent otherwise payable to Landlord pursuant to this Lease.
         (e) Tenant reimburses Landlord for Landlord's reasonable costs and professional fees (legal and/or accounting) incurred in conjunction with the processing and documentation of any such requested assignment or subletting of this Lease by Tenant.

         If Tenant desires at any time to assign this Lease, or sublet any portion of the Premises, Tenant Shall first notify Landlord of its desire to do so and shall submit in writing to Landlord, at least fifteen (15) days but not more than sixty (60) days before the intended date of assignment/subletting, the name of the proposed assignee/subtenant, the nature of the proposed assignee's subtenant's business to be carried on in the Premises, the terms and provisions of the proposed assignment/subletting, and such reasonable financial information as Landlord my request, certified by the proposed assignee/ subtenant as being true and correct as of the date of certification. If Landlord disapproves the proposed



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assignment or subletting, it shall give Tenant in writing specific reasons for the disapproval.

    11.  REPAIRS AND MAINTENANCE

         A. Landlord's Obligations. Subject to the provisions of Paragraph "Damage or Destruction", below, Landlord, at its sole cost and expense, shall maintain, in a good state of repair, the structural parts of the roof (but not the roof surface), exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, plate glass and show cases), foundations of the Premises and building, all capital repairs and structural portions of the building and any repairs required by governmental agencies or regulations, including but not limited to life and safety systems within the building that are not required due to the particular use of the building by Tenant or Tenant's assignee or subtenants; provided however that in the event any maintenance and repairs are made necessary by the wrongful act or omission of Tenant or its employees, agents, customers, or invites, Tenant shall pay to Landlord within ten (10) days after written demand, as additional rent, the actual cost of such maintenance and repairs plus interest from the date of expenditure at the highest rate of then permitted under California law. Landlord shall make repairs under this Paragraph within thirty (30) days after Tenant has notified Landlord in writing of the need for such repairs and maintenance unless the particular work to be performed would take longer than thirty (30) days to complete. In such case, the time period shall be extended to a reasonable time so long as Landlord exercises due diligence in carrying out such repair and maintenance. Landlord shall be responsible to repair roof damage (including leaks) caused by the installation of the HVAC and other equipment installed by Landlord that penetrates the roof

         Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in this Paragraph. Tenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civic Code.

         B. Tenant's Obligations. Tenant, at Tenant's sole cost and expense, shall maintain the Premises and appurtenances and every part thereof (excepting only those items which Landlord is specifically obligated to repair pursuant to A, above,) in good state of repair, exclusive of ordinary wear and tear, including without limitation, all interior walls, partitions and floors, interior surfaces and the ceilings, doors, windows, plate glass, show cases, all electrical, plumbing and lighting systems and equipment, HVAC equipment and any fixtures, signs and equipment installed by or at the expenses of Tenant. Tenant shall not be obligated to repair the roof surface unless said repairs are for ordinary wear and tear or are the result of Tenants acts or the acts of Tenants agents.

    Should Tenant fail to make repairs required of Tenant hereunder, within thirty (30) days after notice is given by Landlord, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the repairs,



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and in that event, Tenant shall reimburse Landlord, as additional rent, for the cost of such maintenance or repairs within ten (10) days of written demand by Landlord. Notwithstanding the above, should Tenant diligently commence repairs and should said repairs require more than thirty (30) days to complete, Tenant shall have a reasonable time beyond thirty (30) days from Landlord's notice within which to complete same.

         12. ALTERATIONS. Except as provided below, Tenant shall not make, or suffer to be made, any alterations, improvements or additions (collectively "alterations") in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) and without a valid building permit issued by the appropriate governmental authority. As a condition to giving such consent, Landlord may impose such requirements as Landlord in its sole discretion deems necessary, including without limitation, requirements that (i) Tenant agrees to remove any such alterations at the termination of this Lease, and to restore the Premises to their prior condition; (ii) Tenant secure a completion and lien indemnity bond satisfactory to Landlord for said work; and (iii) Landlord may reasonably approve the contractor for such alterations and limit the times during which the alteration work may be done. Unless Landlord requires that Tenant remove any such alterations, the alteration, except moveable furniture, and trade fixtures not affixed to the Premises, shall become the property of the Landlord upon installation and shall remain upon and be surrendered with the Premises at the termination of this Lease. (Vaults and vault doors are trade fixtures) Notwithstanding the above, Tenant shall have the right to make minor, decorating-type, non-structural alterations and changes to the Premises without the prior consent of Landlord so long as such changes do not affect the exterior of the Premises and Tenant obtains all required governmental permits and approvals at its own cost prior to commencement of work.

         Tenant shall not permit any mechanic's or materialman's liens to be placed on the Premises and shall indemnify, defend and hold Landlord harmless against any liens, claims, demands, encumbrances or judgments relating to any labor or services performed or materials furnished for such alterations to the Premises.

         Tenant shall also give Landlord written notice ten (10) days prior to commencement of services or receipt of material for such alterations and shall permit Landlord to post a notice of non-responsibility in accordance with the statutory requirement of California Civil Code Section 3095 or any amendment thereof Tenant shall have the right to construct improvements to the interior of the building subject to Landlord's prior written approval of the improvements, which approval will not be unreasonably withheld.

         13. TRADE FIXTURES: Subject to the provisions on Paragraphs "Repairs and Maintenance" and "Alterations", above, Tenant may install and maintain its trade fixtures on the Premises, provided that such fixtures, by reason of the manner in which they are affixed, do not become and integral part of the building or Premises. Tenant, if not in default hereunder, may at any time or from time to time during the term hereof or upon the expiration of termination of this Lease, alter or remove any such trade fixtures so installed by Tenant, and any damage to the Premises caused by such installation, alteration or removal of such trade fixtures shall be promptly repaired by Tenant at the expense of Tenant. If not so removed by Tenant within fifteen (15) days of the expiration or sooner termination of this Lease, said trade futures shall, at Landlord's option, become the property of Landlord, or Landlord, at his option, may remove said trade futures and any damage to the Premises caused by such installation, alteration or removal of such trade fixtures and the cost of such removal shall be paid by Tenant to Landlord upon demand. It is understood and agreed that Vaults and Vault doors and equipment are trade futures.

         14. DAMAGE OR DESTRUCTION. In the event the Premises, or the building or other improvements (exclusive of Tenant's Improvements) in which the Premises are located, shall be damaged by fire, earthquake, the elements or other casualty so that the damage thereto is such that the Premises, or the building and other improvements in which the Premises are located, may be repaired, reconstructed or restored within a period of ninety (90) days, Landlord shall give Tenant notice of its intent to repair within fifteen (15) days and shall promptly commence the work of repair, reconstruction and restoration, and shall diligently prosecute the same to completion at Landlord's expense. During this period of time, this Lease shall continue in full force and effect except that Tenant shall not be liable for monthly rent if the Premises are totally destroyed or are unusable by Tenant. Tenant would be liable only for monthly rent in proportion to usable space if partially destroyed. If the Premises, or the building or other improvements (exclusive of Tenant's Improvements) in which the Premises are located, could not be restored within three hundred sixty-five
(365) days, either Tenant or Landlord has the option to terminate this Lease by giving written notice to the other, Notwithstanding the above, in the event of any partial destruction to the building representing thirty percent (30%) or more of the replacement cost of the building housing the Premises or any partial destruction to the Premises occurring during the last six (6) months of the Lease term, or any extension thereof, Landlord shall have the right for a period of thirty (30) days after the determination of the availability of insurance proceeds to retain all insurance proceeds and to terminate this Lease which right shall be exercised by giving written notice to Tenant of such termination within said thirty (30) day period.

         Should the Lease be terminated as provided in this Paragraph, the termination date shall be the date of the casualty.

         15. ENTRY AND INSPECTION. Tenant will permit Landlord and his agents to enter into and upon the Premises at all reasonable times and upon reasonable written notice for the purpose of inspecting the same, or for the purpose of protecting the interest therein of Landlord, or to post notices of nonresponsibility, or to service or make alterations, repairs or additions to the Premises or to any other portion of the building in which the Premises are situated, including the erection of scaffolding, props, or other mechanical devises, and will permit Landlord, at any time within sixty (60) days prior to the expiration of this Lease, to bring upon the Premises, for purposes of inspection or display, prospective tenants thereof. Landlord shall not unreasonably interfere with Tenant's use and possession of the Premises.

         It is understood and agreed that Tenant intends to use the premises as a commercial bank and as such certain areas are not available to open and immediate inspections. Tenant shall use its best efforts to comply with the provisions of this paragraph in accordance with the applicable laws and Landlord agrees to be accompanied by Tenant or Tenants agent when so requested by Tenant.

         16. HOLD HARMLESS AND NON-LIABILITY OF LANDLORD. Tenant agrees to and shall defend and indemnify Landlord against all claims, liability, loss and expense by reason of injury to person or property, or both, including, without limitation, injury to the person or property of Tenant, it's agents, officers, employees, licensees or invites arising out of the condition of the Premises or any portion thereof over which Tenant has control and a duty to repair and maintain under the terms of this Lease; provided, however, that this covenant shall not apply to injury to person or property resulting from acts of Landlord, his agents or employees while in or on the Premises.

         Landlord agrees to and shall defend and indemnify Tenant against all claims, liability, loss, and expense by reason of injury to person or property, or both, including, without limitation, injury to the person or property of landlord, its agents, officers, employees, licensees or invites arising out of the condition of the Premises and the Landlord's Real Property and Common Area, or any portion thereof, over which Landlord has control and a duty to repair and maintain under the terms of this Lease; provided, however, that this covenant shall not apply to injury to person or property resulting from acts of Tenant, his agents or employees while in or on the Premises.

         17. UTILITIES. Tenant shall be responsible for the payment of the cost it's proportionate share of all utilities serving the Premises.

         18. NOTICES. Any notice require to be given pursuant to this Agreement shall be given in writing to the other party and delivered either personally or by depositing the same in the United States postal service, registered or certified mail, return receipt requested, with the postage prepaid, addressed to the parties as follows:

         If, to Landlord:

         Scotts Valley Partners
         350 Coral Street
         Santa Cruz, CA 95060

         with copy to:
         Monterey Bay Property Management
         133 Mission St. #103
         Santa Cruz, CA. 95060

         If, to Tenant:
         Coast Commercial Bank
         P.O. Box 1818
         Santa Cruz, CA 95061-1818
         Attn.: Chief Operating Officer

         Any notice delivered by mail shall be deemed delivered forty-eight
(48) hours after deposit in the United States Postal Service mail. The address to which any notice is to be delivered may be changed by either party by compliance with the provisions of this Paragraph.

         19. BANKRUPTCY AND INSOLVENCY. The filing or commencement of any proceeding by or against Tenant under the Federal Bankruptcy Code whether voluntary or involuntary, if not dismissed within sixty (60) days from the date of filing, shall constitute a default under this Lease.

         20. RECEIVERSHIP. Either the appointment of a receiver to take possession of all, or substantially all, of the assets of any Tenant or garnishment of or levy or writ of execution on, all or substantially all of the assets of any Tenant which remains in effect for more than sixty (60) days, or a general assignment by any Tenant for the benefit of creditors, shall constitute a breach of this Lease by Tenant.

         21. DEFAULT AND REMEDIES. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Tenant:
              (a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder as and when due and after ten (10) days written notice to Tenant by Landlord to pay same.
              (b) The occurrence of an event described in Paragraphs "Bankruptcy and Insolvency" and "Receivership", hereof
              (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in subparagraph (b) and (c) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, provided that if such failure cannot be cured within such thirty (30) day time period, then it shall not be an event of default so long as Tenant is diligently pursuing the cure of such matter.

         In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

              (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to expenses of reletting, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by a court having jurisdiction of the unpaid rent which had been eared after termination until the time of such award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; the worth at the time of such award of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and the portion of any real estate commission payable by Landlord applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten percent (10%) per annum. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this subparagraph (a), or (ii) proceeding against subparagraph (b). For purposes of subparagraph (a), the term "worth at the time of such award" shall have the meaning provided in Section 1951.2(b) of the California Civil Code.

         (b) As provided in Section 1951.4 of the California Civil Code, maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California

         22. REMOVAL OF PROPERTY. Should Tenant default, as provided in Paragraph "Default and Remedies", above, Landlord shall, at his option, be entitled to remove any property of Tenant from the Premises and store the same elsewhere for the account, and at the expense and risk, of Tenant and should Tenant fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord, after ten (10) days' written notice to Tenant and Tenant's failure to pay the required amount, may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in his sole discretion, may deem proper, for the payment of any charges for the removal, storage and sale of such property, and shall apply the proceeds of such sale: first, to the cost and expenses of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the cost of or charges for removing and storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

         23. WAIVER OF DAMAGES FOR REENTRY. Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing the property of Tenant as herein provided, and will save Landlord harmless from, loss, costs or damages occasioned thereby, and no such reentry shall be considered or construed to be a forcible entry.

         24. ATTORNEY'S FEES. In the event suit is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover as an element of his costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the Court. The "prevailing parties shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover his costs shall not recover attorney's fees. No sum for attorney's fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover his costs or attorney's fees.

         25. LITIGATION AGAINST TENANT OR LANDLORD. Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant against any third party, or instituted by any third party against Tenant, or by or against any person holding under or using the premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or for such other person otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to pay to Landlord the amount of any judgment rendered against landlord of the premises, or any part thereof, and all costs and expenses, including reasonable attorney's fees, incurred by landlord or in connection with such litigation. Should Tenant, without fault on Tenant's part, be made a party to any litigation instituted by Landlord, against any third party, or instituted by any third party against Landlord, Landlord covenants to pay to Tenant the amount of any judgment rendered against Tenant, and all costs and expenses, including reasonable attorneys fee's incurred by Tenant in connection with such litigation.

         Tenant's obligation under this paragraph, shall not be applicable to any action brought by Tenant against Landlord.

         26. WAIVER. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         The waiver by Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.

         27. LIENS. Tenant shall keep the Premises and building and the property on which the premises are situated, free of any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant, however, shall have the right to contest in good faith any lien arising out of work performed or materials furnished or obligations incurred by Tenant provided Tenant posts a bond reasonably satisfactory to Landlord in the amount of such lien or otherwise provides landlord with security reasonably acceptable to Landlord in the amount of such lien.

         28. SUBORDINATION AND OFFSET STATEMENT. Tenant agrees that this Lease shall be subject to any mortgage, trust deed or like encumbrance heretofore or hereafter placed upon said Premises by Landlord or his successors in interest to secure the payments of monies loaned, interest thereon and other obligations. Landlord shall seek to have any mortgage, deed of trust or like encumbrance placed upon the Premises by landlord to secure the payments of monies loaned, interest thereon, and other obligations to recognize the phooey of this Lease, or if such lender requires that this Lease be subordinate to any such encumbrance, that Landlord shall further seek to have such lender execute a written agreement that provides substantially the following:

         As long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant's rights under this Lease. The provisions in Paragraph "Insurance" below, concerning the disposition of insurance proceeds on destruction of the premises, and the provision in Paragraph "Condemnation" below, concerning the disposition of any condemnation award, shall prevail over any conflicting provisions in this encumbrance.

         Should such lender not accept this Lease as being prior to such encumbrance, Tenant agrees that this Lease shall be subject to such encumbrance. In all instances, Tenant shall attain to any purchaser at any foreclosure of sale or any grantee or transferee designated in any deed given in lieu of foreclosure. Tenant shall execute any written agreement and any other documents required by the lender to accomplish the purpose of this Paragraph.

         If Landlord desires to sell or to finance or refinance Landlord's real property described in Exhibit "A", attached hereto, or any part thereof, Tenant agrees to deliver to any prospective purchaser or lender designated by Landlord such financial statements of Tenant that are provided to shareholders of Tenant upon request.

         Tenant also agrees to promptly execute and deliver to Landlord from time to time, as demanded by Landlord, an offset statement of estoppel certificate containing such facts as are within the knowledge of or are available to Tenant pertaining to this Lease, as a purchaser of the leased property or a lender may reasonably require if said statement is prepared for signing by Landlord. Failure to deliver the executed offset statement or estoppel certificate to Landlord within ten (10) days from receipt of same, shall be conclusive upon Tenant for the benefit of the party requesting the statement or certificate, or his successor, that this Lease is in full force and effect and has not been modified except as may be represented by Landlord in the statement of certificate delivered to Tenant.

         29.  INSURANCE.

         (a) During the lease term, Tenant shall at its own expense, maintain in full force a policy or policies of comprehensive liability insurance, including property damage, written by one or more responsible insurance companies licensed to do business in California, and in good standing with the Insurance Commissioner of California, that will insure Tenant and Landlord (or lender(s) of Landlord) against liability for injury to persons and property and for death of any person or persons occurring in or about the Premises. The liability under such insurance shall not be less than Three Million Dollars ($3,000,000.00) for bodily injury and One Million Dollars ($1,000,000.00) for property damage.
         (b) During the lease term, Tenant shall maintain in full force on all of its fixtures and equipment in the Premises, a policy or policies of fire insurance with standard extended coverage endorsement, to the extent of at lease eighty percent (80%) of their insurable value. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant.
         (c) During the lease term, Landlord shall maintain in full force on the Premises exclusive of Tenant's improvements, fixture and equipment, a policy or policies of all-risk, hazard insurance and fire insurance with standard extended coverage endorsement to the extent of at least the full replacement value of the improvements located on the Landlord's real property described in Exhibit "A", attached hereto, exclusive of Tenant's fixtures, equipment, furnishings and other personal property. As long as this Lease is in effect, the proceeds from any such policy or policies shall be used for the repair or replacement of the Premises pursuant to Paragraph "Damage or Destruction:, above. Tenant shall pay its pro rata share of the amount of the premium cost for this insurance (based on the property the premium is covering), within ten (10 days of receipt from Landlord of a copy of the premium statement for the particular premium. Tenant shall pay a pro rata share of any premium or insurance which covers a period prior to the Commencement Date or subsequent to the expiration date of this Lease.

         Tenant shall provide Landlord with certificates of all policies, require under subparagraph (a) and (b), including in each instance an endorsement providing that such insurance shall not be canceled except after thirty (30) days written notice to Landlord.

         Landlord hereby releases Tenant, and Tenant hereby releases Landlord, from any and all claims or demands for damages, loss, expense or injury to the Premises, or to the improvements, fixtures and equipment, or personal property or other property of either Landlord or Tenant in, about or upon the Premises adjoining property, as the may be, which is caused by or results from perils, events or happening which are the subject of insurance carried by the respective parties and in force at the time of any such loss; provided, however, that such mutual waiver shall be effective only to the extent permitted by the insurance covering such loss.

         30. CONDEMNATION. Should the whole or any part of the Premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, or should Landlord make a conveyance in lieu thereof, all awards payable on account of such condemnation and taking or conveyance shall be payable to Landlord, and Tenant hereby waives all interest in or claim to said awards, or any part thereof Tenant shall be entitled, however, to any award based upon the taking of or damage to Tenant's trade fixtures and improvement to the Premises to the extent Tenant has the right to remove them at the end of the lease term., Tenant shall also be entitled to any award for removal or relocation costs as well as injury to its business being conducted on the Premises.

         If the whole of the Premises shall be so condemned and taken or conveyed, then this Lease shall terminate.

         If a part only of the Premises is so condemned and taken or conveyed, and the remaining portion thereof is not suitable for the purposes for which Tenant has leased said Premises, Tenant shall have the right to terminate this Lease. If by such condemnation and taking a part only of the Premises is taken, and the remaining part thereof is suitable for the purposes for which Tenant has leased said premises, this Lease shall continue, but the rental shall be reduced in an amount proportionate to the value of the portion taken as it related to the total value of the Premises.

         31. WAIVER OF REDEMPTION BY TENANT, HOLDING OVER. Tenant hereby waives for Tenant and for all those claiming under Tenant, all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right to occupancy of the leased Premises after any termination of this Lease. If Tenant holds over the term hereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof, or an extension for any further term, and in such case rent shall be payable in the amount and at the time specified in Paragraph "Rent", above, including adjustments for real property, tax and assessments increase and consumer price index change. Such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained herein.

         32. RULES AND REGULATIONS. Landlord shall have the right from time to time to adopt reasonable rules and regulations for the use of the Common Area by all of the tenants within Landlord's Real Property and their respective agents, employees, customers, and other invites. Attached hereto, marked Exhibit "C" and incorporated herein by this reference, is a copy of the initial Rules and Regulations to which Tenant shall be subject. Tenant, on behalf of itself and its agents, employees, customers and other invites, agrees to abide by each and every rule and regulation.

         33. HAZARDOUS MATERIALS. As used in this Lease, the term "hazardous materials" shall mean any substance or material which has been determined by the State of California, the federal government, the City of Scotts Valley, or any agency of said governments, to be capable of posing a risk of injury to health, safety and property including, but not limited to, all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the US Department of Labor, the California Department of Industrial Relations, and the Department of Transportation, the Department of Agriculture, the Consumer Products Safety Commission, the Department of Health, Education and Welfare, the Food and Drug Administration or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "hazardous materials" shall include all of those materials and substances defined as "toxic materials" in Section s 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same may be amended from time to time.

         Landlord and Tenant shall promptly comply with all laws related to hazardous materials, including any and all required monitoring and record keeping, and any orders of a governmental authority requiring the cleanup and removal of hazardous materials from the Premises. If the Premises, or any part thereof (including the soil, surface water, ground water or the air in or about the Premises), becomes contaminated by any hazardous material through any act or omission of either party, its agents, employees, or invites, such party shall promptly at its sole cost take all action necessary to clean up and remove such contamination and restore the Premises to the condition existing immediately prior to the existence of such hazardous material in or about the Premises. Tenant's and Landlord's obligations under this Paragraph shall survive Lease termination. Tenant shall immediately notify Landlord in writing if Tenant causes or permits any hazardous material to be used or kept in or about the Premises or know or has reasonable cause to believe that any hazardous material has come to be located in or about the Premises or discovers the existence of any hazardous material in or about the premises.

         Landlord shall be solely responsible for the cost of any required cleanup and removal of hazardous materials and/or toxic wastes which have been placed or left upon the Premises or the rest of Landlord's Real Property by Landlord. Landlord shall immediately notify Tenant in writing if Landlord causes or permits any hazardous material to be used or kept in or about the Premises or the rest of Landlord's Real Property, or knows or has reasonable cause to believe that any hazardous material has come to be located in or about the Premises or the rest of Landlord's Real Property or discovers the existence of any hazardous material in or about the Premises or the rest of Landlord's Real Property.

         Each party shall indemnify the other and its successors and assigns against and hold them harmless from any and all claims, demands, liabilities, damages, including punitive damages, costs and expense, including reasonable attorneys fees, herein collectively referred to as "Claims":

         (1) Any Claim by a federal, state and local governmental agency arising out of or in any way connected with the environmental condition of the Premises including, but not limited to, claims for additional cleanup of the Premises which is due to any act or omission of such party, its agents, employees, or invites; and

         (2) Any Claim by a successor in interest of Tenant (including a mortgagee who acquires title to the Premises through foreclosure or by accepting a deed in lieu of foreclosure), or by any subtenant, licensee, or invitee of Tenant arising out of or in any way connected with the environmental condition of the Premises.

         34. DEFINED TERMS. The words "Landlord" and "Tenant" as used herein, shall include the plural as well as the singular, words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

         35. HEIRS. Subject to the provisions hereof relating to assignment, mortgaging, pledging and subletting, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

         36. JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California

         37.  TIME. Time is of the essence of this Lease.

         38. SEVERABILITY If any term or provisions hereof is illegal or invalid for any reasons whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Lease.

         39. ENTIRE AGREEMENT. This Lease contains the sole and entire agreement of the parties, and correctly sets forth the rights, duties and obligations of each to the other, and any prior agreements, promises, negotiations, or representations not expressly set fourth in this Agreement are hereby superseded and of no force and effect. Any changes to this Lease must be in writing, signed by both Landlord and Tenant.

         40. AUTHORIZATION. Tenant hereby represents to Landlord that the party executing this Lease on behalf of Tenant, is authorized by Tenant to execute this Lease and thus bind Tenant to all of the terms, covenants and conditions contained herein.

         Landlord hereby represents to Tenant that the party executing this Lease on behalf of Landlord is authorized by Landlord to execute this Lease and thus bind Landlord to all of the terms, covenants and conditions contained herein.

         41. TENANT'S REMEDY. If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgments shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the real property described in Exhibit "A", attached hereto, and out of rent or other income from such property receivable by Landlord where out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in said real property, and neither Landlord nor its agents shall be liable for any deficiency.

         Transfer of Landlord's interest in the event of a sale of conveyance by Landlord of Landlord's interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of Landlord provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be effected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord's obligations hereunder are assumed in writing by the transferee.

         42. QUIET ENJOYMENT. So long as Tenant fully performs under the terms and conditions of this Lease, Landlord covenants to Tenant quiet enjoyment of the Premises.

         43. Warranty. Landlord represents and warrants to Tenant that as of the Commencement Date the Premises and all improvements shall comply with all applicable laws and governmental regulations, that Landlord is the sole owner of the Real Property where the Premises are situated and has not assigned, pledged, transferred or otherwise encumbered its interest in the Real Property in a manner which would preclude Landlord from entering into this Lease and fully performing all of the covenants, terms and conditions contained herein, and that Landlord has all right, authority and power to execute and perform under this Lease.

         44. SIGNAGE. Tenant shall have the right to place signs on the exterior of the Premises so long as such signs are in full compliance with applicable ordinances and regulation of the City of Scotts Valley and, if required, all approvals and permits of said City have been obtained. Tenant must also obtain approval from Landlord of design and location. Landlords approval will not be unreasonably withheld.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the date and year first above written.

         SCOTTS VALLEY PARTNERS, a
         California general partnership



         By:            /s/
            ---------------------------
                      Landlord

         COAST COMMERCIAL BANK



         By:            /s/
            ---------------------------
                      Tenant

                                     EXHIBIT "C"

                                 RULES & REGULATIONS

    1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways or walkways.

    2. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring motorcycles or other vehicles into areas not designated as authorized for same.

    3. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

    4. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

    5. Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

    6. No exterior window coverings, shades, or awnings shall be installed or used by Lessee, unless approved by Lessor and City of Scotts Valley.

    7. Lessee shall not use any method of heating or air conditioning other than as provided or approved by lessor.

    8. The Premises shall not be used for lodging, cooking or food preparation except in approved designated areas.

    9. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

    10. Lessor reserves the right to waive any one of these rules or regulations and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rules or regulations or any subsequent application thereof to such Lessee.

    11. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

    12. Lessor reserves the right subject to Lessee's review and comment, to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building



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         Project and its occupants. Lessee agrees to abide by these and such rules and regulations.



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                                 EXHIBIT "C" (CONT.)

    13. Lessee will abide by all laws and/or ordinances established by the State of California, County of Santa Cruz and City of Scotts Valley, or any governmental agency having jurisdiction.

    14. Parking areas shall be used only for parking by vehicles no longer than full size passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversize Vehicles" and must be parked in designated parking spaces only.

    15. Lessee shall not permit or allow any vehicles that belongs to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated for such activities for an unreasonable length of time or that it blocks the normal flow of traffic.

    16. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

    17. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

    18. The maintenance, washing, waxing or cleaning of vehicles in the Common Areas is prohibited. (This rule (#18) does not apply to secured parking area behind Building #l)

    19. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

    20. Lessor reserves the right to modify these rules and/or adopt such other reasonable and nondiscriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

    21. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.